Exhibit 99.1

Takung Art Company Provides Corporate Update

Company Expects to Double Listing Revenue in Second Half Over First Half of 2017

HONG KONG, CHINA / July 17, 2017 / Takung Art Co., Ltd. (NYSE: TKAT) (“Takung” or the “Company” or “we”), an online trading platform that facilitates art collectors and art-interested investors to obtain and trade shared ownership units in Asian and international fine arts, today issued a corporate update to its shareholders.

Since its inception in 2012, Takung has been committed to the core principle of providing the growing Chinese middle-class access to art for collection and investment while becoming a trusted name in the art world to the benefit of its shareholders.

The Company has met important goals in recent years, punctuated by the strong levels of growth in the number of authorized agents and traders on its platform leading to record levels of monthly unit trading volume, and a steady growth in both new art listings and listing values. However, in recent months, management observed some trends related to trading activity that has challenged the Company’s ability to sustain ongoing high levels of listing revenue and platform liquidity performance. Consequently, Takung has made important adjustments to its business model which required our authorized agents, a key participant in our listings process, to adjust their strategy for new art listings.

The transitional activities required to make these strategic changes had the effect of slowing the Company’s growth in the second quarter as the number of new listings fell below expectations. This, in turn, adversely impacted listing fee revenue, our primary revenue driver, resulting in quarterly revenue and profit declines for the quarter ended June 30, 2017 from those of both this year’s first quarter results and from the second quarter of 2016. However, with the transition now largely completed, we firmly believe that our listing revenue in the second half of 2017 will approximately double our listing revenue for the first-half of 2017 and that our commission and management fees will continue steady growth.

The most significant change to our business model was implemented on July 3rd when we introduced a new “A” tier to our trading platform comprised of portfolios that meet an elevated set of standards including higher levels of liquidity, market value, number of owners, and number of VIP traders.

The establishment of this new tier will make it easier for first-time traders to identify portfolios that offer the best liquidity and value. Consequently, we expect these novice traders will begin to trade sooner and with more confidence. For many of 110,000 traders already on our platform, the designation of certain portfolios as “A” listings, will increase their trading in these top-tier artworks knowing that the “A” portfolios have an excellent history of liquidity and value growth.

Lastly, this system would also spur our authorized agents, to continually market the portfolios and artists they have previously listed on our platform to eventually qualify those portfolios for up-listing to the “A” tier. Authorized agents with more portfolios on the “A” tier will have a better ability to attract subscriptions to future new listings.

Due to increased activity over the past few weeks by our authorized agents, we now anticipate both higher listing fees and increased commission revenues for the balance of this year which will, we believe, continue well into 2018. As important, over the long term, these improvements will raise our ability to attract increasingly higher-quality artworks and establish prestigious partnerships. In fact, we expect to begin announcing some of these partnerships in the coming weeks and months, all of which will greatly strengthen our platform and our company.

We remain excited and enthusiastic about our latest initiatives and appreciate the support of our shareholders. Management looks forward to providing updates on the progress and growth of our business in the coming months.

About Takung Art Co., Ltd.

Takung Art Co., Ltd. operates a unique, proprietary online trading platform which facilitates art collectors and art-interested investors to gain and trade shared ownerships in Asian and international fine arts. Takung Art is headquartered in Hong Kong and operates primarily in China through two wholly-owned subsidiaries in Shanghai and Tianjin that facilitate service and support to its PRC-based traders on the Company's platform. The Company's online trading platform which converts the ownership of artworks into ownership units, enables China's growing middle class to invest in fine art as an investment opportunity. For more information, please visit the Company's website: http://ir.takungart.com/. The Company routinely posts important information on its website.

Forward-Looking Statements

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.

Mr. Leslie Chow

Phone: +852 31580977

Email: irmail@takungae.com